EXHIBIT 10.6.6
JABIL CIRCUIT, INC.
STOCK APPRECIATION RIGHT AWARD AGREEMENT
     This STOCK APPRECIATION RIGHT AWARD AGREEMENT (the “Agreement”) is made as of ___ (the “Grant Date”) between JABIL CIRCUIT, INC. a Delaware corporation (the “Company”) and ___(the “Grantee”).
Background Information
     A. The Board of Directors (the “Board”) and shareholders of the Company previously adopted the Jabil Circuit, Inc. 2002 Stock Incentive Plan (the “Plan”).
     B. Section 7 of the Plan provides that the Administrator shall have the discretion and right to grant Stock Appreciation Rights Awards to any Employees or Consultants of the Company, subject to the terms and conditions of the Plan and any additional terms provided by the Administrator. The Administrator has made a Stock Appreciation Right Award grant to the Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.
     C. The Grantee desires to accept the Stock Appreciation Right Award grant and agrees to be bound by the terms and conditions of the Plan and this Agreement.
     D. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.
Agreement
     1. Grant of Stock Appreciation Right. Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Grantee a stock appreciation right covering ___shares of Common Stock (the “SAR”) as of the Grant Date. [NOTE: The SAR grant also may be subject to approval by the Company’s shareholders.]
     2. Exercise Price. The exercise price of the shares of Common Stock covered by the SAR shall be $______ per share (the “Exercise Price”).
     3. Settlement of SAR. Upon exercise of all or a specified portion of the SAR, the Grantee (or such other person entitled to exercise the SAR pursuant to this Agreement and the Plan) shall be entitled to receive from the Company shares of Common Stock with an aggregate Fair Market Value on the date of exercise of the SAR equal to the amount determined by multiplying:
          (a) 100 percent of the amount (if any) by which the Fair Market Value of a share of Common Stock on the date of exercise of the SAR exceeds the Exercise Price, by
          (b) the number of shares of Common Stock with respect to which the SAR shall have been exercised.

     4. Vesting. Except as may be otherwise provided in the Plan and this Agreement, the SAR shall vest in accordance with this Section 4. Prior to the last day of the Company’s first fiscal quarter that ends after the first anniversary of the Grant Date, no portion of the SAR shall be vested. The SAR shall vest at the rate of 1/12 of the Shares covered by the SAR on the last day of the Company’s first fiscal quarter ending after the first anniversary of the Grant Date, and 1/12 of the Shares covered by the SAR on the last day of each successive fiscal quarter thereafter, provided that in all instances the Grantee is an Employee of, or Consultant to, the Company or a Subsidiary.
     5. Term of SAR. The SAR shall be exercisable during its term only to the extent it has vested in accordance with Section 4 of this Agreement. The term of the SAR commences on the Grant Date and expires upon the earliest of the following:
          (a) the tenth (10th) anniversary of the Grant Date;
          (b) twelve (12) months after the death of the Grantee;
          (c) twelve (12) months after the termination of the Grantee’s Continuous Status as an Employee or Consultant due to Disability; or
          (d) thirty (30) days after the termination of the Grantee’s Continuous Status as an Employee or Consultant for any reason other than death or Disability.
     6. Exercise of SAR.
          (a) The SAR is exercisable by delivery of an exercise notice, at such location and in such form as the Company shall designate, which shall state the election to exercise the SAR, the number of Shares in respect of which the SAR is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice may be in electronic form. This SAR shall be deemed to be exercised upon receipt by the Company of such Exercise Notice. The SAR may not be exercised for a fraction of a Share.
          (b) No Shares shall be issued pursuant to the exercise of this SAR unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the exercised Shares shall be considered transferred to the Grantee on the date the SAR is exercised with respect to such exercised Shares. Prior to the exercise of this SAR and delivery of the resulting Shares, the Participant shall not have any rights of a stockholder with respect to this SAR or the Shares subject to this SAR.
     7. Non-Transferability of SAR. The SAR may not be transferred in any manner otherwise than by will or by the laws of descent or distribution, except as otherwise permitted by the Administrator in accordance with the terms of the Plan.

     8. Change in Control. In the event of a Change in Control, any portion of the SAR that is not yet vested on the date such Change in Control is determined to have occurred:
          (a) shall become fully vested on the first anniversary of the date of such Change in Control (the “Change in Control Anniversary”) if the Grantee’s Continuous Status as an Employee or Consultant does not terminate prior to the Change in Control Anniversary;
          (b) shall become fully vested on the Date of Termination if the Grantee’s Continuous Status as an Employee or Consultant terminates prior to the Change in Control Anniversary as a result of termination by the Company without Cause or resignation by the Grantee for Good Reason; or
          (c) shall not become fully vested if the Grantee’s Continuous Status as an Employee or Consultant terminates prior to the Change in Control Anniversary as a result of termination by the Company for Cause or resignation by the Grantee without Good Reason.
For purposes of this Section 8, the following definitions shall apply:
          (d) “Cause” means:
                    (i) The Grantee’s conviction of a crime involving fraud or dishonesty; or
                    (ii) The Grantee’s continued willful or reckless material misconduct in the performance of the Grantee’s duties after receipt of written notice from the Company concerning such misconduct;
provided, however, that for purposes of Section 8(d)(ii), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled).
          (e) “Good Reason” means:
                    (i) The assignment to the Grantee of any duties inconsistent in any respect with the Grantee’s position (including status, titles and reporting requirement), authority, duties or responsibilities, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action that is not taken in bad faith and that is remedied by the Company promptly after receipt of written notice thereof given by the Grantee within 30 days following the assignment or other action by the Company;
                    (ii) Any reduction in compensation; or
                    (iii) Change in location of office of more than 35 miles without prior consent of the Grantee.

     9. Tax Withholding. At such time as the Grantee exercises the SAR, the Grantee must satisfy the federal, state, local or foreign income and social insurance withholding taxes imposed by reason of the exercise of the SAR. The Grantee shall make an election with respect to the method of satisfaction of such tax withholding obligation in accordance with procedures established by the Administrator. Unless the Grantee delivers to the Company or its designee within ten (10) days after exercise of the SAR a certified check payable in the amount of all tax withholding obligations imposed on the Grantee and the Company by reason of the exercise of the SAR, the number of Shares to be delivered to the Grantee upon exercise of the SAR shall be reduced by the smallest number of whole Shares which, when multiplied by the Fair Market Value of the Common Stock on the date of exercise, is sufficient to satisfy the amount of such tax withholding obligations.
     10. No Effect on Employment. Nothing in the Plan or this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee under the Plan or this Agreement.
     11. Rights Prior to Issuance of Certificates. Neither the Grantee nor any person to whom the Grantee’s rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any Shares issuable upon exercise of the SAR until the date of issuance to the Grantee of a certificate for such shares.
     12. Governing Laws. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.
     13. Successors. This Agreement shall inure to the benefit of, and be binding upon, the Company and the Grantee and their heirs, legal representatives, successors and permitted assigns.
     14. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
     15. Entire Agreement. Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.
     16. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
     17. Additional Acknowledgements. By their signatures below (including electronic signature), the Grantee and the Company agree that the SAR is granted under and governed by the terms and conditions of the Plan and this Agreement. Grantee has reviewed in their entirety

EXHIBIT 10.6.6

the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator made in accordance with the terms of the Plan and this Agreement upon any questions relating to the Plan and this Agreement.
     IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date set forth above.

JABIL CIRCUIT, INC.
By:

GRANTEE: